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Account No. ________________           Control No. ______________


                 THE OFFER EXPIRES AT 5:00 P.M.,
               NEW YORK CITY TIME, ON JULY 16,1999

            ALLIANCE ALL-MARKET ADVANTAGE FUND, INC.

                     RIGHTS FOR COMMON STOCK

                    Subscription Certificate

Dear Stockholder:

         You are entitled to exercise the Rights issued to you as of June 21, 1999, the Record Date for the Fund's rights offering, to subscribe for the number of Shares of Common Stock of Alliance All-Market Advantage Fund, Inc. shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's Prospectus dated June [__} 1999 (the "Prospectus"). The terms and conditions of the rights offering (the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. In accordance with the Over-Subscription Privilege, as a Record Date Stockholder, you are also entitled to subscribe for additional Shares if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and if you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may, at the discretion of the Board of Directors, issue shares of Common Stock up to an additional 25% of the Shares available pursuant to the Offer (up to an additional 211,400 Shares) in order to cover such oversubscription requests. To the extent that the Fund determines not to issue additional Shares to honor all over-subscriptions or Shares are not available to honor all requests, the available Shares will be allocated pro rata among those record date stockholders who over-subscribe based on the number of rights originally issued to them by the Fund. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                       SAMPLE CALCULATION

           Primary Subscription Entitlement (1-for-3)

 No. of shares owned on the Record Date 300 / 3 = 100 new Shares
    (equals no. of Rights issued) (ignore fractions)



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NOTE: $[   ] per Share is an estimated price only. The
Subscription Price will be determined on July 16, 1999, the Pricing Date (which is the same as the Expiration Date, unless extended), and could be higher or lower depending on the changes in the net asset value and market price of the Common Stock.

                THESE RIGHTS ARE NON-TRANSFERABLE

 ................................................................


        PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY


SECTION 1: DETAILS OF SUBSCRIPTION

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

A: I apply for ALL of my entitlement of
   new Shares pursuant to the Primary
   Subscription             _________________ X $[   ] = ________
                            (no. of new Shares)

B: I apply for new Shares pursuant
   to the Over-Subscription
   Privilege*               _________________ X $[   ] = ________

                            AMOUNT ENCLOSED $____________________

*You can only oversubscribe if you have fully exercised your Primary Subscription Rights.

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT: C: I apply
for _________________________________         X $[   ] = ________
         (no. of new Shares)

                                              Control #:_________
                                Number of Rights Issued:_________















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                       SUBSCRIPTION PRICE

         The Subscription Price will be 95% of the lower of (1) the average of the last reported sales price per share on the NYSE for the five trading days ending with the day the offer expires and (2) the NAV as of the close of trading on the NYSE on that day.

                  METHOD OF EXERCISE OF RIGHTS

         IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, THE BANK OF NEW YORK, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JULY 16,1999 ("THE EXPIRATION DATE").

By First Class Mail:           By Facsimile:          By Hand, Express Mail or

The Bank of New York           (Telecopier):          Overnight Courier:
Tender and Exchange            (212) 815-6213
  Department                   Confirm by Telephone   The Bank of New York
P.O. Box 11248                 (800) 507-9357         Tender and Exchange
Church Street Station                                   Department
Church Street Station                                 101 Barclay Street
New York, New York                                    Receive and Delivery
10286-1248                                              Window
                                                      New York, New York 10286

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to Alliance All-Market Advantage Fund, Inc. Because uncertified personal checks may take at least five business days to clear, we recommend you pay or arrange for payment by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day after the Expiration Date. For additional information, see the Prospectus.

Certificates for the Shares acquired on Primary Subscription will be mailed promptly after the expiration of the Offer and full


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payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a stockholder will be mailed by the Subscription Agent to such stockholder as promptly as possible.

_____________________________
* Unless the offer is extended.

Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Shareholder
Communications Corporation. Toll-free at (800) 645-8640

---------------------------------------------------------------

SECTION 2: TO SUBSCRIBE

I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above as a total of A and B or C, on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of the [$39.60] Subscription Price per Share.

I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.

Signature of Subscriber(s)

________________________________________________________________

________________________________________________________________

________________________________________________________________

Telephone number (including area code): ( ) ____________________

If you wish to have your shares and refund check (if any) delivered to an address other than that listed on the Subscription Certificate, you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Pleases provide the delivery address below and note if it is a permanent change.

________________________________________________________________


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SECTION 3: DESIGNATION OF BROKER-DEALER

The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
FIRM:___________________________________________________________

REPRESENTATIVE NAME:____________________________________________

REPRESENTATIVE NUMBER:__________________________________________












































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